Exhibit 99.1

Contacts:	Tom Rathjen	Stephanie Tomei
	Vice President, Investor Relations	Public Relations Manager
	+1 (408) 789-4458	+1 (408) 789-4234
	trathjen@accuray.com	stomei@accuray.com

Accuray Announces Results for the Fourth Quarter and Fiscal Year End 2008

28 New Contracts Valued at $115.5 Million Signed in Fourth Quarter

SUNNYVALE, Calif., August  19, 2008– Accuray Incorporated (Nasdaq: ARAY), a global leader in the field of radiosurgery, announced today financial results for the fourth quarter and fiscal year ended June 28, 2008.

For the fourth quarter of fiscal 2008, Accuray reported total revenue of $50.9 million, a 16 percent increase over fourth quarter of fiscal 2007 total revenue of $44.0 million.  For the fiscal year ended June 28, 2008, total revenue was $210.4 million, a 50 percent increase over the $140.5 million in total revenue for the fiscal year ended June 30, 2007.

Net income for the fourth quarter of fiscal 2008 was $191,000, or breakeven on a per diluted share basis, compared to net income of $502,000, or $0.01 per diluted share, in the fourth quarter of fiscal 2007.  Net income for fiscal year 2008 was $5.4 million, or $0.09 per diluted share, compared to a net loss of $5.6 million, or $0.18 per diluted share, for the fiscal year 2007.

Non-cash, stock based compensation charges for the fourth quarter of fiscal 2008 were $4.1 million, or $0.07 per diluted share.  For the full fiscal year 2008, non-cash stock-based compensation charges were $16.9 million, or $0.28 per diluted share.

During the fourth quarter of fiscal 2008, the company signed 28 new contracts with a value of $115.5 million which were entered into backlog.  Of the 28 contracts, 17 came from international customers.

At June 28, 2008, backlog was approximately $647 million, with approximately $359 million associated with CyberKnife® Robotic Radiosurgery System contracts and approximately $288 million associated with services and other recurring revenue. Accuray’s backlog is composed of signed contracts that the company believes have a substantially high probability of being recognized as revenue in future periods.  Of the $647 million in backlog at fiscal year end, 71 percent consisted of non-contingent contracts, representing backlog for which contractual contingencies have been satisfied.

Accuray’s cash and investment balances at the end of the quarter totaled $159.5 million, consisting of cash and cash equivalents of $36.9 million, short-term investments of $85.5 million and long-term investments of $37.0 million.  At the end of the fourth quarter the company continued to have zero debt.

“We ended the fiscal year with strong momentum in new contracts and the quality of our sales pipeline, confirming the growing demand for our CyberKnife Robotic Radiosurgery System,” said Euan S. Thomson, Ph.D., president and CEO of Accuray. “Cancer patients, physicians and hospitals worldwide are benefiting from the non-invasive, painless, outpatient treatment offered by our System.”

Outlook

The following statement is forward-looking and actual results may differ materially.  Accuray expects revenue for fiscal 2009 to be in the range of $230 million to $250 million.

Additional Information

Additional information regarding backlog segmentation which will be discussed during the conference call is available in the Investor Relations section of the corporate Website at www.accuray.com.

Earnings Call Open to Investors

Accuray will hold a conference call for financial analysts and investors today, August 19, 2008 at 2:00 p.m. PT / 5:00 p.m. ET.  The conference call dial-in numbers are (866) 575-6539 (USA) or (913) 981-5530 (International), Access Code: 9058024.   A live webcast of the call will also be available from the Investor Relations section of the corporate Web site at http://www.accuray.com.  In addition, a recording of the call will be available by calling (888) 203-1112 (USA) or (719) 457-0820 (International), Access Code: 9058024, beginning at 5:00 p.m. PT / 8:00 p.m. ET, August 19, 2008 and will be available through August 29, 2008.  A webcast replay will also be available from the Investor Relations section of the corporate Web site at http://www.accuray.com from approximately 5:00 p.m. PT / 8:00 p.m. ET, today, through Accuray’s release of its results for the first quarter of fiscal 2009, ending September 27, 2008.

About the CyberKnife® Robotic Radiosurgery System

The CyberKnife Robotic Radiosurgery System is the world’s only robotic radiosurgery system designed to treat tumors anywhere in the body non-invasively. Using continual image guidance technology and computer controlled robotic mobility, the CyberKnife System automatically tracks, detects and corrects for tumor and patient movement in real-time throughout the treatment. This enables the CyberKnife System to deliver high-dose radiation with pinpoint precision, which minimizes damage to surrounding healthy tissue and eliminates the need for invasive head or body stabilization frames.

About Accuray

Accuray Incorporated (Nasdaq: ARAY), based in Sunnyvale, Calif., is a global leader in the field of radiosurgery dedicated to providing an improved quality of life and a non-surgical treatment option for those diagnosed with cancer. Accuray develops and markets the CyberKnife Robotic Radiosurgery System, which extends the benefits of radiosurgery to include extracranial tumors, including those in the spine, lung, prostate, liver and pancreas. To date, the CyberKnife System has been used to treat more than 50,000 patients worldwide and currently 140 systems have been installed in leading hospitals in the Americas, Europe and Asia. For more information, please visit www.accuray.com.

Safe Harbor Statement

The foregoing may contain certain forward-looking statements that involve risks and uncertainties, including uncertainties associated with the medical device industry. Except for the historical information contained herein, the matters set forth in this press release, as to financial guidance including realization of backlog, procedure growth, market acceptance; clinical studies, regulatory review and approval, and commercialization of products are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. You should not put undue reliance on any forward-looking statements. Important factors that could cause actual performance and results to differ materially from the forward-looking statements we make include: market acceptance of products; variability of installation and sales cycle including customer financing and construction delays; competing products, the combination of our products with complementary technology; and other risks detailed from time to time under the heading “Risk Factors” in our report on Form 10-K for the 2007 fiscal year, as updated from time to time by our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission, including our Form 10-K for fiscal 2008 when filed. The Company’s actual results of operations may differ significantly from those contemplated by such forward-looking statements as a result of these and other factors. We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.

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Accuray Incorporated

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended		Years ended
	June 28,	June 30,	June 28,	June 30,
	2008	2007	2008	2007
Net revenue:
Products	$35,553	$34,729	$152,374	$110,320
Shared ownership programs	2,191	2,842	10,262	10,090
Services	11,842	5,651	38,808	16,860
Other	1,353	772	8,937	3,182
Total net revenue	50,939	43,994	210,381	140,452
Cost of revenue:
Costs of products	14,851	13,100	67,183	43,363
Costs of shared ownership programs	290	672	2,517	2,637
Costs of services	7,851	4,781	26,865	12,269
Costs of other	1,051	525	6,864	2,144
Total cost of revenue	24,043	19,078	103,429	60,413
Gross profit	26,896	24,916	106,952	80,039
Operating expenses:
Selling and marketing	10,611	10,765	42,726	37,889
Research and development	8,405	7,510	32,880	26,775
General and administrative	8,460	7,060	32,280	23,915
Total operating expenses	27,476	25,335	107,886	88,579
Loss from operations	(580)	(419)	(934)	(8,540)
Interest and other income, net	1,030	2,180	7,184	3,530
Income (loss) before provision for income taxes and cumulative effect of change in accounting principle	450	1,761	6,250	(5,010)
Provision for income taxes	259	1,259	867	1,444
Income (loss) before cumulative effect of change in accounting principle	191	502	5,383	(6,454)
Cumulative effect of change in accounting principle, net of tax of $0	—	—	—	838
Net income (loss)	$191	$502	$5,383	$(5,616)

Net income (loss) per common share, basic and diluted:
Basic
Income (loss) before cumulative effect of change in accounting principle	$0.00	$0.01	$0.10	$(0.21)
Cumulative effect of change in accounting principle	—	—	—	0.03
Basic net income (loss) per share	$0.00	$0.01	$0.10	$(0.18)

Diluted
Income (loss) before cumulative effect of change in accounting principle	$0.00	$0.01	$0.09	$(0.21)
Cumulative effect of change in accounting principle	—	—	—	0.03
Diluted net income (loss) per share	$0.00	$0.01	$0.09	$(0.18)

Weighted average common shares outstanding used in computing net income (loss) per share:
Basic	54,506	53,732	54,531	30,764
Diluted	58,854	62,553	60,434	30,764

Stock-Based Compensation Charges:
Cost of revenue, selling and marketing, research and development, and general and administrative expenses include stock-based compensation charges as follows:
Cost of revenue	$494	$357	$1,858	$1,205
Selling and marketing	$970	$1,055	$4,197	$3,958
Research and development	$781	$839	$3,059	$2,448
General and administrative	$1,836	$1,604	$7,785	$5,016

Accuray Incorporated

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share amounts)

	June 28,	June 30,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$36,936	$204,830
Restricted cash	4,830	—
Short-term investments	85,536	—
Accounts receivable, net of allowance for doubtful accounts of $27 and $20 at June 30, 2008 and 2007, respectively	33,918	10,105
Inventories	23,047	16,984
Prepaid expenses and other current assets	6,431	7,937
Deferred cost of revenue—current	31,667	30,709
Total current assets	222,365	270,565
Long-term investments	37,014	—
Property and equipment, net	17,140	23,937
Goodwill	4,495	4,495
Intangible assets, net	926	1,184
Deferred cost of revenue - noncurrent	11,724	30,522
Other assets	1,340	1,406
Total assets	$295,004	$332,109
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,962	$14,147
Accrued expenses	11,873	17,240
Customer advances - current	22,331	12,634
Deferred revenue - current	87,455	78,022
Total current liabilities	134,621	122,043
Long-term liabilities:
Customer advances - noncurrent	2,900	8,388
Deferred revenue - noncurrent	26,720	76,235
Total liabilities	164,241	206,666

Stockholders’ equity
Preferred stock, $0.001 par value; Authorized: 5,000,000 shares at both June 30, 2008 and 2007; no shares issued or outstanding.	—	—

Common stock, $0.001 par value at both June 30, 2008 and 2007; authorized: 100,000,000 shares at both June 30, 2008 and 2007; issued: 56,719,864 and 53,798,643 shares at June 30, 2008 and 2007, respectively; outstanding: 54,579,846 and 53,798,643 shares at June 30, 2008 and 2007, respectively.	55	53
Additional paid-in capital	252,901	251,637
Accumulated other comprehensive income (loss)	(1,067)	10
Accumulated deficit	(121,126)	(126,257)
Total stockholders’ equity	130,763	125,443
Total liabilities and stockholders’ equity	$295,004	$332,109